Exhibit 10.16

SURGERY PARTNERS, INC.

FORM OF REORGANIZATION AGREEMENT

            , 2015

This REORGANIZATION AGREEMENT (this “Agreement”), dated as of             , 2015, is hereby entered into by and among Surgery Partners, Inc., a Delaware corporation (the “Corporation”), Surgery Center Holdings, LLC, a Delaware limited liability company (the “Holdings LLC”), H.I.G. Surgery Centers, LLC, a Delaware limited liability company (“Holdings LLC Representative” in its capacity as such), and the persons listed on Schedule I hereto (each a “Member” and collectively the “Members”).

RECITALS

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined to effect an underwritten initial public offering (the “IPO”) of shares of Common Stock (as defined below) on the terms and subject to the conditions contained in the Underwriting Agreement (as defined below);

WHEREAS, in contemplation of, in connection with and immediately prior to, the IPO Effective Time, or, in the event that the IPO does not occur by June 30, 2016, on that date, the parties desire to and agree to effect the Contribution (as defined below); and

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement (the “Parties”) hereby agree as follows:

1. Definitions. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” when used with reference to another Person means any Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person. In addition, Affiliates of a Person that is an entity shall include all the directors, managers, officers and employees of such entity in their capacities as such.

“Agreement” has the meaning set forth in the Preamble hereof.

“Board” has the meaning set forth in the Recitals hereof.

“Class A Units” has the meaning given such term in the Existing Holdings LLC Agreement.

“Class B Units” has the meaning given such term in the Existing Holdings LLC Agreement.

“Common Stock” means Common Stock, par value $0.01 per share, of the Corporation.

“Code” has the meaning set forth in Section 9.d.i.

“Contribution” has the meaning set forth in Section 3.

“Corporation” has the meaning set forth in the Preamble hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Holdings LLC Agreement” the limited liability company agreement of the Holdings LLC as in effect prior to the execution of the Holdings LLC Amendment.

“Holdings LLC” has the meaning set forth in the Preamble hereof.

“Holdings LLC Amendment” has the meaning set forth in Section 4 hereof.

“Holdings LLC Representative” has the meaning set forth in the Preamble hereof.

“Holdings LLC Returns” has the meaning set forth in Section 9.d.ii.

“IPO” has the meaning set forth in the Recitals hereof.

“IPO Effective Time” means the date and time on which the Registration Statement becomes effective.

“ITR Agreement” means the Income Tax Receivable Agreement being entered into by the Corporation, the Holdings LLC Representative and the Members, substantially in the form attached hereto as EXHIBIT A, simultaneously with the Contribution.

“Member” has the meaning set forth in the Preamble hereof.

“Parties” has the meaning set forth in the Recitals hereof.

“Person” means an individual, a partnership, a joint venture, an association, a corporation, a trust, an estate, a limited liability company, a limited liability partnership, an unincorporated entity of any kind, a governmental entity or any other legal entity.

“Pre-Closing Tax Period” means any taxable period or portion thereof ending on or before the date of the Contribution.

“Registration Statement” means the Exchange Act registration statement filed by the Corporation on Form N1-A with the SEC to register the Common Stock.

“Reorganization Documents” means each of the documents attached as an exhibit hereto and all other agreements and documents entered into in connection with the Contribution.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other

Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control the management of any such limited liability company, partnership, association or other business entity.

“Survival Period” has the meaning set forth in Section 8 hereof.

“Tax Return” means any tax-related return, declaration, election, report, claim for refund or information return or statement filed or required to be filed with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

“Transfer Taxes” has the meaning set forth in Section 9.e.

“Underwriting Agreement” means the underwriting agreement, dated as of the day of the IPO Effective Time, by and among the Corporation and the underwriters of the IPO.

“Units” has the meaning given such term in the Existing Holdings LLC Agreement.

2. Other Definitional Provisions. In this Agreement, unless otherwise specified or where the context otherwise requires:

a. the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

b. words importing the singular only shall include the plural and vice versa;

c. the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

d. the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

e. references to “Exhibits,” “Sections” or “Schedules” shall be to Exhibits, Sections or Schedules of or to this Agreement;

f. references to any Person include the successors and permitted assigns of such Person;

g. the use of the words “or,” “either” and “any” shall not be exclusive;

h. wherever a conflict exists between this Agreement and any other agreement among Parties hereto, this Agreement shall control but solely to the extent of such conflict;

i. references to “$” or “dollars” means the lawful currency of the United States of America;

j. references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

k. the Parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted collectively by the Parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

3. The Contribution.

a.	Subject to the terms and conditions set forth herein, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the Parties shall take the actions described in this Section 3. Upon the earlier to occur of (i) immediately prior to the IPO Effective Time and (ii) June 30, 2016, the Members hereby contribute all of their Units (as defined in the Holdings LLC Agreement (as defined below)) to the Corporation in exchange for (x) the number of shares of restricted and unrestricted Common Stock to be set forth opposite such person’s name on Schedule I under the columns titled “Number of Shares of Common Stock of Surgery Partners, Inc.” and “Number of Shares of Restricted Common Stock of Surgery Partners, Inc.” and (y) amounts payable pursuant to and subject to the terms of the ITR Agreement, which contributions the Parties agree occur on the date of and immediately prior to the IPO Effective Time or June 30, 2016, as applicable (collectively, the “Contribution”). With respect to any shares of restricted Common Stock received as part of the Reorganization, each Member hereby agrees to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to such restricted Common Stock. Each of the Parties acknowledges that the Schedule I attached to this Agreement on the date hereof (the “Initial Schedule I”) has been initially prepared with assumption that the Common Stock will be offered to the public at a price per share of $ . In the event that the Contribution occurs immediately prior to the IPO Effective Time, when the price per share of Common Stock for the IPO is definitively determined by the Company, the Company and the Holdings LLC Representative will update Schedule I to reflect such actual price per share, and each of the shares of restricted and unrestricted Common Stock to be issued to the Members shall be updated using the same principles and methodology that were used in preparing the Initial Schedule I. At such time that it is prepared by the Company and the Holdings LLC Representative, such updated Schedule I shall be valid and binding on all Members, without any further action or right to object or otherwise challenge, and shall be affixed to this Agreement in place of the Initial Schedule I. In the event that the Contribution occurs on June 30, 2016, Schedule I, as attached hereto on the date of this Agreement, shall be valid and binding on all Members, without any further action or right to object or otherwise challenge.

b.	Each of the Parties hereby acknowledges, agrees and consents to the Contribution and shall take all action necessary or appropriate in order to effect, or cause to be effected, to the extent within its control, the Contribution and the IPO. There shall be no conditions to the Contribution.

c.	At the time of the Contribution and effective as of immediately prior to the IPO Effective Time or on June 30, 2016, as applicable, by virtue of the Contribution and without any action from the holders of Units held immediately prior to the Contribution (the “Cancelled Units”), each Unit of the Cancelled Units shall automatically be cancelled and retired and cease to exist, and no consideration or payment shall be delivered therefor or in respect thereto (the “Cancellation”). The Corporation shall indemnify, hold harmless and reimburse each holder of any Cancelled Units against any loss incurred by such holder directly from the Cancellation.

4. Execution of Additional Documents. The Parties hereto shall, and each hereby agrees to, enter into the Reorganization Documents to which it is a party, together with any other documents and instruments necessary or desirable to be delivered in connection with the Contribution. In furtherance of the foregoing, the Corporation, the Holdings LLC Representative and the Members shall, and each hereby agrees to, enter into the ITR Agreement simultaneously with the execution of this Agreement. Further, immediately following the Contribution, the Corporation, as the sole member of the Holdings LLC, will amend and restate the limited liability company agreement of the Holdings LLC.

5. Representations and Warranties of all Parties. Each Party hereby represents and warrants to all of the other Parties hereto as follows as of the date of this Agreement and as of immediately prior to the time of the Contribution:

a. To the extent such Party is not an individual, such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation. The execution, delivery and performance by such Party of this Agreement and of the applicable Reorganization Documents, to the extent a party thereto and to the extent such Party is not an individual, has been duly authorized by all necessary action.

b. To the extent such Party is not an individual, such Party has the requisite power, authority and legal right to execute and deliver this Agreement and each of the Reorganization Documents, to the extent a party thereto, and to consummate the transactions contemplated hereby and thereby, as the case may be.

c. This Agreement and each of the Reorganization Documents to which it is a party has been (or when executed will be) duly executed and delivered by such Party and constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

d. Neither the execution, delivery and performance by such Party of this Agreement and the applicable Reorganization Documents, to the extent a party thereto, nor the consummation by such Party of the transactions contemplated hereby, nor compliance by such Party with the terms and provisions hereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in the breach or termination of or constitute a default under) the organization documents of such Party (to the extent such Party is not an individual), (ii) constitute a violation by such Party of any existing requirement of law applicable to such Party or any of its properties, rights or assets or (iii) require the consent or approval of any Person, except in the case of clauses (ii) and (iii), as would not reasonably be expected to result in, individual or in the aggregate, a material adverse effect on the ability of such Party to consummate the transaction contemplated by this Agreement.

e. Such Party (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Contribution. Such Party has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Contribution and has had full access to such other information concerning the Contribution as it has requested. Such Party has received all information that it believes is necessary or appropriate in connection with the Contribution. Such Party is an informed and sophisticated party and has engaged, to the extent such Party deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Party is an accredited investor as that term is defined in Regulation D under the Securities Act of 1933. Such Party understands that the securities acquired hereunder have not been registered and agrees to resell such securities pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or, if applicable, in accordance with the provisions of Regulation S under the Securities Act.

6. Additional Representations of the Corporation. The Corporation hereby further represents and warrants to the Members as follows as of the date of this Agreement and as of immediately prior to the time of the Contribution that all of the shares of Common Stock have been duly authorized, validly issued, fully paid and non-assessable.

7. Additional Representations of the Members. Each Member hereby further represents and warrants to all of the other Parties as follows as of the date of this Agreement and as of immediately prior to the time of the Contribution:

a. Such Member is the record and beneficial owner of a number of Class A Units equal to the number set forth opposite such Member’s name on Schedule I hereto under the column titled “Number of Class A Units”. Such Member is the record and beneficial owner of a number of Class B Units equal to the number set forth opposite such Member’s name on Schedule I hereto under the column titled “Total Number of Class B Units.” Such Member has good and marketable title to all of its Units free and clear of all encumbrances.

b. Such Member does not have a binding obligation to sell, transfer or otherwise exchange (or to cause or allow any action that would result in a transfer or deemed transfer for U.S. federal income tax purposes) the Common Stock it will receive in connection with the Contribution.

8. Survival. The representations and warranties of the Parties contained in this Agreement shall survive until the first anniversary of the date hereof (the “Survival Period”).

9. Tax Matters.

a. The Contribution. The Parties agree to report and cause to be reported for all purposes, including federal, state, and local Tax purposes and financial reporting purposes, except upon a contrary final determination by an applicable taxing authority, (i) the Contribution, combined with the IPO, if applicable, as a contribution of the equity interests of the Holdings LLC in a transaction described in Code Section 351 and (ii) the payments pursuant to the ITR Agreement as described in Section 351(b) of the Code as partial consideration to the Members for their transfer of equity interests in the Holdings LLC to the Corporation, other than amounts required to be treated as Imputed Interest (as that term is defined in the ITR Agreement). The Corporation shall also comply with the reporting requirements described in Treasury Regulations Section 1.351-3.

b. Tax Forms. Prior to the time of the Contribution,

i. The Holdings LLC shall cause SP Holdco I, Inc. to deliver to each Member a certification in a form reasonably acceptable to the Holdings LLC Representative, conforming to the requirements of Treasury Regulations Section 1.897-2(h) and 1.1445-2(c); and

ii. The Holdings LLC shall deliver to the Corporation a certification in a form reasonably acceptable to the Corporation conforming to the requirements of Treasury Regulations Section 1.1445-11T(d).

c. Tax Sharing Agreements; Powers of Attorney. Without the consent of the Corporation, all Tax sharing or similar agreements and all powers of attorney with respect to or involving the Holdings LLC and its Subsidiaries shall be terminated prior to the Contribution, and, after the Contribution, none of the Corporation or any of its Affiliates shall be bound thereby or have any liability thereunder.

d. Holdings LLC Tax Returns.

i. The Parties agree that the Holdings LLC will terminate pursuant to Section 708 of the Code on the date of the Contribution. The Corporation shall cause the Holdings LLC and its subsidiaries to not take any action on the date of the Contribution outside of the ordinary course of operations of the Holdings LLC and its subsidiaries.

ii. The Corporation shall prepare and file (or cause to be prepared and filed) (i) all Tax Returns of the Holdings LLC required to be filed after the date hereof for any Pre-Closing Tax Period and (ii) all Tax Returns required to be filed with respect to Transfer Taxes described in Section 9.e (collectively, “Holdings LLC Returns”). All Tax Returns described in clause (i) of the definition of “Holdings LLC Returns” shall be prepared on a basis consistent with the most recent Tax Returns of the Holdings LLC (and the terms of this Agreement and the ITR Agreement) unless the Corporation and the Holdings LLC Representative determine that a contrary position is required by applicable law. Not later than thirty (30) days prior to the due date for the filing of a Holdings LLC Return, the Corporation shall provide a copy of such Holdings LLC Return to the Holdings LLC Representative for review and approval. Notwithstanding anything in this Agreement or the Reorganization Documents to the contrary, except as may be required by applicable law, neither the Corporation nor any of its Affiliates (including the Holdings LLC) may amend any Tax Return for any Pre-Closing Tax Period of or with respect to the Holdings LLC without the consent of the Holdings LLC Representative.

e. Transfer Taxes. The Corporation shall be responsible for and shall timely pay all transfer, documentary, sales, use, stamp, registration and other similar Taxes, and any conveyance fees or recording charges (collectively, “Transfer Taxes”) incurred in connection with the Contribution.

f. Cooperation. Each Party will cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with any Tax matters relating to the matters described herein. The Party requesting such cooperation will pay the reasonable costs and expenses of the cooperating Party.

10. Miscellaneous.

a. Amendments and Waivers. This Agreement may be modified, amended or waived only with the written approval of the Corporation and the Holdings LLC Representative, provided, however that an amendment or modification that would affect any other Party in a manner materially and disproportionately adverse to such Party shall be effective against such Party so materially and adversely affected only with the prior written consent of such Party, such consent not to be unreasonably withheld or delayed. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

b. Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

c. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, provided that a copy of such notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery with written verification of receipt. All communications shall be sent to such Party’s address as set forth below or at such other address as the Party shall have furnished to each other Party in writing in accordance with this provision:

If to the Corporation or to the Holdings LLC, to:

Surgery Partners, Inc.

40 Burton Hills Boulevard

Suite 500

Nashville, Tennessee 37215

Attention: Teresa Sparks

E-mail: tsparks@surgerypartners.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention:         Carl Marcellino

E-mail:              carl.marcellino@ropesgray.com

If to the Holdings LLC Representative, to:

H.I.G. Capital

600 Fifth Avenue

New York, NY 10020

Attention:         Chris Latiala

                          Matthew Lozow

E-mail:             claitala@higcapital.com

                          mlozow@higcapital.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention:         Carl Marcellino

E-mail:             carl.marcellino@ropesgray.com

If to a Member, to the address of such Member reflected on the books and records of the Holdings LLC.

d. Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as another Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

e. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the Reorganization Documents, embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way.

f. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by the laws of the state of Delaware. To the fullest extent permitted by law, no suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in the Delaware Chancery Court, and the Parties hereto hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. To the fullest extent permitted by law, each Party hereto irrevocably waives any right it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the Parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim herein.

g. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

h. Enforcement. Each Party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching Party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

i. No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Parties and no other Person or entity shall be a third Party beneficiary hereof.

j. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. A facsimile signature page (or signature page in similar electronic form) hereto shall be treated by the Parties for all purposes as equivalent to a manually signed signature page.

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Corporation	Surgery Partners, Inc.

By:
	Name:	Michael T. Doyle
	Title:	Chief Executive Officer

Holdings LLC	Surgery Center Holdings, LLC

By:
	Name:	Michael T. Doyle
	Title:	Chief Executive Officer

Holdings LLC Representative	H.I.G. Surgery Centers, LLC

By:
Name:
Title:

[Signature Page to Surgery Partners, Inc. Reorganization Agreement]

Members

By:
Name:
Title:

[Members Signature Page to Surgery Partners, Inc. Reorganization Agreement]

SCHEDULE I

[Schedule I to Reorganization Agreement]

EXHIBIT A

ITR Agreement

[Exhibit A to Reorganization Agreement]